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                                                  EXHIBIT  23




          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 33-56223) and related Prospectus of Archer-Daniels-Midland Company for the registration of 79,500 shares of its common stock and to the incorporation by reference therein of our reports dated July 28, 1994, with respect to the consolidated financial statements and schedules of Archer-Daniels-Midland Company included or incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1994, filed with the Securities and Exchange Commission.



                         /s/ ERNST & YOUNG LLP
                              ERNST & YOUNG LLP


Minneapolis, Minnesota
December 22, 1994


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